BOK Financial Corporation reports quarterly earnings of $140 million, or $2.19 per share, in the second quarter.

Second quarter 2025 financial highlights[1]
Net Income	Net income was $140.0 million, or $2.19 per diluted share, compared to $119.8 million, or $1.86 per diluted share.

Net Interest Income & Margin	Net interest income totaled $328.2 million, an increase of $11.9 million. Net interest margin expanded 2 basis points to 2.80% compared to 2.78% in the prior quarter.

Fees & Commissions Revenue
Fees and commissions revenue was $197.3 million, an increase of $13.2 million with broad-based growth across our fee income lines. Brokerage and trading revenue increased $7.1 million, fiduciary and asset management revenue grew $3.0 million, and transaction card revenue increased $2.5 million.

Operating Expense	Operating expense increased $7.0 million to $354.5 million, primarily due to higher operational losses combined with increased costs related to ongoing technology projects.

Loans
Period end loans were $24.3 billion, an increase of $602 million. Growth in commercial real estate loans and loans to individuals was slightly offset by a decrease in energy balances. Average outstanding loan balances were $24.2 billion, a $108 million increase.

Credit Quality
Nonperforming assets declined to $81 million, or 0.33% of outstanding loans and repossessed assets, at June 30, 2025, from $85 million, or 0.36%, at March 31, 2025. Net charge-offs for the second quarter remained historically low at $561 thousand, or less than 0.01% of average loans on an annualized basis.

Deposits
Period end deposits were relatively unchanged at $38.2 billion, while average deposits decreased $222 million to $38.1 billion. Average demand deposits decreased by $198 million and average interest-bearing deposits decreased $25 million. The loan to deposit ratio was 64% at June 30, 2025, compared to 62% at March 31, 2025.

Capital
Tangible common equity ratio was 9.63% compared to 9.48% at March 31, 2025. Tier 1 capital ratio was 13.60%, common equity Tier 1 capital ratio was 13.59%, and total capital ratio was 14.48%. The company repurchased 663,298 shares of common stock at an average price paid of $93.99 per share in the second quarter of 2025.

1     Comparisons are to prior quarter unless otherwise noted.

▲	$11.9 million	1 bp	▲	$602 million
NET INTEREST INCOME		NET CHARGE-OFFS (ANNUALIZED)	LOAN GROWTH

CEO Commentary
Stacy Kymes, President and CEO, stated, “Second quarter results highlighted the strength of our team and the effectiveness of our diverse business model. We gained momentum this quarter driven by accelerated loan growth, strong fee income performance and continued margin expansion. Loans grew over $600 million, or 10% annualized, as we leveraged our strong liquidity and capital position, all while maintaining exceptional credit quality. Net interest income grew for the fifth consecutive quarter and core net interest margin, excluding trading, expanded another 7 basis points. Fee income was another standout, with broad-based growth and record quarterly highs in fiduciary and asset management revenue, transaction card revenue, and deposit service charges. This growth reinforces our confidence in our ability to deliver consistent, high-quality performance in the face of evolving market conditions."

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Net Interest Income

(Dollars in thousands)	June 30, 2025	Mar. 31, 2025	Change	% Change
Interest revenue
Interest-bearing cash and cash equivalents	$5,626	$6,229	$(603)	(9.7)%
Trading securities	86,488	73,871	12,617	17.1%
Investment securities	6,762	7,008	(246)	(3.5)%
Available-for-sale securities	131,360	127,573	3,787	3.0%
Fair value option securities	1,319	178	1,141	641.0%
Restricted equity securities	7,545	6,541	1,004	15.3%
Residential mortgage loans held for sale	1,346	975	371	38.1%
Loans	404,555	398,737	5,818	1.5%
Total interest revenue	$645,001	$621,112	$23,889	3.8%
Interest expense
Interest-bearing deposits:
Transaction	$204,216	$204,521	$(305)	(0.1)%
Savings	1,155	1,168	(13)	(1.1)%
Time	33,072	35,383	(2,311)	(6.5)%
Total interest-bearing deposits	238,443	241,072	(2,629)	(1.1)%
Funds purchased and repurchase agreements	6,820	7,028	(208)	(3.0)%
Other borrowings	67,410	52,135	15,275	29.3%
Subordinated debentures	1,588	2,084	(496)	(23.8)%
Total interest expense	$314,261	$302,319	$11,942	4.0%
Tax-equivalent net interest income	330,740	318,793	11,947	3.7%
Less: Tax-equivalent adjustment	2,574	2,542	32	1.3%
Net interest income	$328,166	$316,251	$11,915	3.8%

Net interest margin	2.80%	2.78%	0.02%	N/A

Average earning assets	$46,984,071	$45,606,324	$1,377,747	3.0%
Average trading securities	6,876,788	5,881,997	994,791	16.9%
Average investment securities	1,918,969	1,980,005	(61,036)	(3.1)%
Average available-for-sale securities	13,218,569	12,962,830	255,739	2.0%
Fair value option securities	88,323	17,603	70,720	401.7%
Restricted equity securities	390,191	348,266	41,925	12.0%
Average loans balance	24,176,549	24,068,227	108,322	0.5%
Average interest-bearing deposits	30,178,178	30,203,009	(24,831)	(0.1)%
Funds purchased and repurchase agreements	782,039	935,716	(153,677)	(16.4)%
Other borrowings	6,019,948	4,626,402	1,393,546	30.1%
Net interest income was $328.2 million for the second quarter of 2025, an increase of $11.9 million over the prior quarter. Net interest margin expanded to 2.80% from 2.78%. For the second quarter of 2025, our core net interest margin excluding trading activities, a non-GAAP measure, increased 7 basis points to 3.12% compared to 3.05% in the prior quarter.
Average earning assets increased $1.4 billion. Average trading securities increased $995 million while average available-for-sale securities grew $256 million. Average loan balances increased $108 million due to growth in portfolio balances for commercial real estate loans and loans to individuals, largely offset by a decrease in commercial loans. Average fair value options securities increased $71 million and restricted equity securities increased $42 million. Average interest-bearing deposits decreased $25 million, primarily from interest-bearing time deposits. Average funds purchased and repurchase agreements decreased $154 million, while average other borrowings increased $1.4 billion.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
The yield on average earning assets was 5.47%, a 2 basis point increase over the prior quarter. The yield on the available-for-sale securities portfolio increased 7 basis points to 3.89%. The loan portfolio yield was unchanged at 6.71%. The yield on trading securities decreased 2 basis points to 5.05%. The yield on fair value option securities increased 218 basis points to 5.90% and the yield on restricted equity securities expanded 22 basis points to 7.73%.
Funding costs were 3.40%, down 2 basis points. The cost of interest-bearing deposits decreased 7 basis points to 3.17%. The cost of funds purchased and repurchase agreements increased 45 basis points to 3.50%, while the cost of other borrowings decreased 8 basis points to 4.49%. The cost of subordinated debentures was down 6 basis points to 6.38%. All outstanding subordinated debentures were called during the second quarter. The benefit to net interest margin from assets funded by non-interest liabilities was 73 basis points, a decrease of 2 basis points.

Other Operating Revenue

(Dollars in thousands)	June 30, 2025	Mar. 31, 2025	Change	% Change
Brokerage and trading revenue	$38,125	$31,068	$7,057	22.7%
Transaction card revenue	29,561	27,092	2,469	9.1%
Fiduciary and asset management revenue	63,964	60,972	2,992	4.9%
Deposit service charges and fees	31,319	30,275	1,044	3.4%
Mortgage banking revenue	18,993	19,815	(822)	(4.1)%
Other revenue	15,368	14,894	474	3.2%
Total fees and commissions	197,330	184,116	13,214	7.2%
Other gains (losses), net	8,140	(725)	8,865	N/A
Gain on derivatives, net	5,535	9,565	(4,030)	N/A
Gain on fair value option securities, net	1,112	325	787	N/A
Change in fair value of mortgage servicing rights	(5,019)	(7,240)	2,221	N/A
Total other operating revenue	$207,098	$186,041	$21,057	11.3%
Fees and commissions revenue totaled $197.3 million for the second quarter of 2025, growing $13.2 million over the prior quarter.
Brokerage and trading revenue increased $7.1 million to $38.1 million. Trading fees and commissions increased $6.3 million, driven by steady customer demand and higher mortgage origination volumes from seasonal production. Investment banking revenue increased $1.5 million related to the timing and volume of completed loan syndication transactions.
Fiduciary and asset management revenue increased $3.0 million, largely related to seasonal tax preparation fee income.
Transaction card revenue grew $2.5 million, primarily due to an increase in the volume of transactions processed during the second quarter.
Deposit service charges and fees increased $1.0 million due to growth in commercial service charges and check card fees.
Other gains (losses), net, were a net gain of $8.1 million for the second quarter of 2025, compared to a net loss of $725 thousand in the prior quarter. Net gains on merchant banking investments were $5.2 million and net gains on investments related to deferred compensation were $3.4 million for the second quarter of 2025. During the second quarter of 2025, a loss of $956 thousand was realized on the redemption of our subordinated debentures. The prior quarter included a net gain on merchant banking investments of $678 thousand and a net loss of $1.1 million on investments related to deferred compensation.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Operating Expenses

(Dollars in thousands)	June 30, 2025	Mar. 31, 2025	Change	% Change
Personnel	$214,711	$214,185	$526	0.2%
Business promotion	9,139	8,818	321	3.6%
Professional fees and services	15,402	13,269	2,133	16.1%
Net occupancy and equipment	32,657	32,992	(335)	(1.0)%
FDIC and other insurance	6,439	6,587	(148)	(2.2)%
FDIC special assessment	(523)	523	(1,046)	N/A
Data processing and communications	49,597	47,578	2,019	4.2%
Printing, postage, and supplies	4,067	3,639	428	11.8%
Amortization of intangible assets	2,656	2,652	4	0.2%
Mortgage banking costs	6,711	7,689	(978)	(12.7)%
Other expense	13,647	9,597	4,050	42.2%
Total operating expense	$354,503	$347,529	$6,974	2.0%
Total operating expense was $354.5 million for the second quarter of 2025, an increase of $7.0 million compared to the prior quarter.
Personnel expense was $214.7 million, consistent with the prior quarter. Employee benefits expense decreased $3.1 million, primarily due to a seasonal decrease in payroll taxes. Cash-based incentive compensation decreased $1.4 million. Regular compensation costs grew $1.2 million reflecting the full quarter impact of standard annual merit increases effective for most employees in March. Deferred compensation expense increased $4.0 million; however, this was largely offset by an increase in the value of related investments included in Other gains (losses), net.
Non-personnel expense was $139.8 million, an increase of $6.4 million. Other expense increased by $4.1 million due to higher operational losses. Professional fees and services expense increased $2.1 million and data processing expense increased $2.0 million, largely related to ongoing technology project costs. In the second quarter of 2025, the FDIC updated their estimate of the special assessment, resulting in a benefit of $523 thousand, compared to $523 thousand of expense in the prior quarter.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Loans

(Dollars in thousands)	June 30, 2025	Mar. 31, 2025	Change	% Change
Commercial:
Healthcare	$3,808,936	$3,789,446	$19,490	0.5%
Services	3,658,807	3,704,834	(46,027)	(1.2)%
Energy	2,734,713	2,860,330	(125,617)	(4.4)%
General business	4,181,726	4,048,821	132,905	3.3%
Total commercial	14,384,182	14,403,431	(19,249)	(0.1)%

Commercial Real Estate:
Multifamily	2,473,365	2,336,312	137,053	5.9%
Industrial	1,304,211	1,163,089	141,122	12.1%
Office	690,086	704,688	(14,602)	(2.1)%
Retail	592,043	497,579	94,464	19.0%
Residential construction and land development	105,701	105,190	511	0.5%
Other real estate loans	356,035	356,678	(643)	(0.2)%
Total commercial real estate	5,521,441	5,163,536	357,905	6.9%

Loans to individuals:
Residential mortgage	2,610,681	2,471,345	139,336	5.6%
Residential mortgages guaranteed by U.S. government agencies	148,453	133,453	15,000	11.2%
Personal	1,627,454	1,518,723	108,731	7.2%
Total loans to individuals	4,386,588	4,123,521	263,067	6.4%

Total loans	$24,292,211	$23,690,488	$601,723	2.5%
Outstanding loans were $24.3 billion at June 30, 2025, an increase of $602 million compared to March 31, 2025, largely due to increases in commercial real estate loans and loans to individuals. Unfunded loan commitments increased $190 million over the first quarter of 2025.
Outstanding commercial loan balances, which includes healthcare, services, energy, and general business loans, were largely unchanged compared to the prior quarter.
Energy loan balances decreased $126 million to $2.7 billion, or 11% of total loans. The majority of this portfolio is first lien, senior secured, reserve-based lending to oil and gas producers, which we believe is the lowest risk form of energy lending. Approximately 72% of committed production loans are secured by properties primarily producing oil. The remaining 28% is secured by properties primarily producing natural gas. Unfunded energy loan commitments were $4.5 billion at June 30, 2025, an $88 million increase over March 31, 2025.
Healthcare sector loan balances increased $19 million and totaled $3.8 billion, or 16% of total loans. Our healthcare sector loans primarily consist of $3.1 billion of senior housing and care facilities, including independent living, assisted living, and skilled nursing. Generally, we loan to borrowers with a portfolio of multiple facilities, which serves to help diversify risks specific to a single facility.
General business loans increased $133 million to $4.2 billion, or 17% of total loans. General business loans include $2.6 billion of wholesale/retail loans and $1.6 billion of loans from other commercial industries.
Services sector loan balances decreased $46 million to $3.7 billion, or 15% of total loans. Services loans consist of a large number of loans to a variety of businesses, including Native American tribal and state and local municipal government entities, Native American tribal casino operations, foundations and not-for-profit organizations, educational services, and specialty trade contractors.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Commercial real estate loan balances increased $358 million to $5.5 billion, representing 23% of total loans. Loans secured by industrial facilities increased $141 million to $1.3 billion, loans secured by multifamily properties increased $137 million to $2.5 billion, and loans secured by retail facilities increased $94 million to $592 million. The increases in these portfolios were partially offset by a $15 million decrease in loans secured by office facilities. Unfunded commercial real estate loan commitments were $2.1 billion at June 30, 2025, a $195 million increase compared to March 31, 2025. We take a disciplined approach to managing our concentration of commercial real estate loan commitments as a percentage of capital.
Loans to individuals increased $263 million to $4.4 billion and represent 18% of total loans. Residential mortgage loans increased $154 million, while personal loans increased $109 million. Personal loans consist primarily of loans to Wealth Management clients secured by the cash surrender value of insurance policies and marketable securities. Personal loans also include direct loans secured by and for the purchase of automobiles, recreational and marine equipment, as well as unsecured loans.

Period End & Average Deposits

(Dollars in thousands)	June 30, 2025	Mar. 31, 2025	Change	% Change
Period end deposits
Demand	$7,998,761	$8,288,496	$(289,735)	(3.5)%
Interest-bearing transaction	25,843,923	25,662,030	181,893	0.7%
Savings	853,757	864,719	(10,962)	(1.3)%
Time	3,549,668	3,466,428	83,240	2.4%
Total deposits	$38,246,109	$38,281,673	$(35,564)	(0.1)%

Average deposits
Demand	$7,958,538	$8,156,069	$(197,531)	(2.4)%
Interest-bearing transaction	25,859,336	25,859,733	(397)	—%
Savings	853,062	844,875	8,187	1.0%
Time	3,465,780	3,498,401	(32,621)	(0.9)%
Total average deposits	$38,136,716	$38,359,078	$(222,362)	(0.6)%
Our funding sources, which primarily include deposits and wholesale borrowings, provide adequate liquidity to meet our needs. The loan to deposit ratio was 64% at June 30, 2025, compared to 62% at March 31, 2025, providing significant on-balance sheet liquidity to meet future loan demand and contractual obligations.
Period end deposits totaled $38.2 billion at June 30, 2025, a $36 million decrease. Demand deposits decreased $290 million, while interest-bearing transaction accounts increased $182 million, and time deposits increased $83 million.
Average deposits were $38.1 billion at June 30, 2025, a $222 million decrease. Average demand deposit balances decreased $198 million and average time deposits decreased $33 million.
Average Commercial Banking deposits decreased $344 million to $17.4 billion, or 46% of total deposits. Our commercial deposit portfolio is highly diversified across industries and customers. The highest concentration by industry within our commercial deposit portfolio is with our energy customers representing 9% of our total deposits. Average Consumer Banking deposits increased $112 million to $8.3 billion, or 22% of total deposits. Average Wealth Management deposits increased by $81 million to $10.8 billion, or 28% of total deposits.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Capital

	Minimum Capital Requirement	Capital Conservation Buffer	Minimum Capital Requirement Including Capital Conservation Buffer	June 30, 2025	Mar. 31, 2025
Common equity Tier 1	4.50%	2.50%	7.00%	13.59%	13.31%
Tier 1 capital	6.00%	2.50%	8.50%	13.60%	13.31%
Total capital	8.00%	2.50%	10.50%	14.48%	14.54%
Tier 1 leverage	4.00%	N/A	4.00%	9.88%	10.02%
Tangible common equity ratio[1]				9.63%	9.48%
Adjusted common tangible equity ratio[1]				9.40%	9.23%

Common stock repurchased (shares)				663,298	10,000
Average price per share repurchased				$93.99	$98.45
1     See Explanation and Reconciliation of Non-GAAP Measures following.
The company's common equity Tier 1 capital ratio was 13.59% at June 30, 2025. In addition, the company's Tier 1 capital ratio was 13.60%, total capital ratio was 14.48%, and leverage ratio was 9.88% at June 30, 2025. At March 31, 2025, the company's common equity Tier 1 capital ratio was 13.31%, Tier 1 capital ratio was 13.31%, total capital ratio was 14.54%, and leverage ratio was 10.02%.
The company's tangible common equity ratio, a non-GAAP measure, was 9.63% at June 30, 2025, and 9.48% at March 31, 2025. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities. Adjusted for all unrealized securities portfolio gains and losses, including those in the investment portfolio, the tangible common equity ratio would be 9.40%.
The company repurchased 663,298 shares of common stock at an average price paid of $93.99 per share in the second quarter of 2025. We view buybacks opportunistically, but within the context of maintaining our strong capital position.

Credit Quality
Nonperforming assets totaled $81 million, or 0.33% of outstanding loans and repossessed assets, at June 30, 2025, compared to $85 million, or 0.36%, at March 31, 2025. Excluding loans guaranteed by U.S. government agencies, nonperforming assets totaled $74 million, or 0.31% of outstanding loans and repossessed assets, at June 30, 2025, compared to $79 million, or 0.33%, at March 31, 2025.
Nonaccruing loans decreased $4.2 million compared to March 31, 2025. New nonaccruing loans identified in the second quarter totaled $8.1 million, offset by $11 million in payments received and $1.3 million in charge-offs. Nonaccruing commercial real estate loans decreased $6.2 million and nonaccruing services loans decreased $2.3 million. This was partially offset by a $4.6 million increase in nonaccruing personal loans.
Net charge-offs were $561 thousand, or 0.01% of average loans on an annualized basis, in the second quarter. Net charge-offs were $1.1 million, or 0.02% of average loans on an annualized basis, in the first quarter of 2025.
No provision for expected credit losses was necessary for the second quarter of 2025, primarily due to further improvements in portfolio credit quality offset by the impact of loan growth during the quarter.
At June 30, 2025, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $330 million, or 1.36% of outstanding loans and 456% of nonaccruing loans, excluding residential mortgage loans guaranteed by U.S. government agencies. At March 31, 2025, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $331 million, or 1.40% of outstanding loans and 431% of nonaccruing loans.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Securities & Derivatives
The fair value of the available-for-sale securities portfolio totaled $13.3 billion at June 30, 2025, a $245 million increase over March 31, 2025. At June 30, 2025, the available-for-sale securities portfolio consisted primarily of $9.1 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.3 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At June 30, 2025, the available-for-sale securities portfolio had a net unrealized loss of $277 million, compared to $364 million at March 31, 2025.
We hold an inventory of trading securities in support of sales to a variety of customers. At June 30, 2025, the trading securities portfolio totaled $5.6 billion, compared to $5.9 billion at March 31, 2025.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. This portfolio of fair value option securities increased $90 million to $108 million at June 30, 2025.
Derivative contracts are carried at fair value. At June 30, 2025, the net fair values of derivative contracts, before consideration of cash margin, reported as assets under our customer derivative programs totaled $326 million, compared to $428 million at March 31, 2025. The aggregate net fair value of derivative contracts, before consideration of cash margin, held under these programs reported as liabilities totaled $297 million at June 30, 2025, and $386 million at March 31, 2025.
The net benefit of the changes in the fair value of mortgage servicing rights and related economic hedges was $1.6 million during the second quarter of 2025, including a $6.3 million increase in the fair value of securities and derivative contracts held as an economic hedge, a $5.0 million decrease in the fair value of mortgage servicing rights, and $229 thousand of related net interest income.

Second Quarter 2025 Segment Highlights

	Commercial Banking		Consumer Banking		Wealth Management

(In thousands)	June 30, 2025	Mar. 31, 2025	June 30, 2025	Mar. 31, 2025	June 30, 2025	Mar. 31, 2025
Net interest income and fee revenue	$234,226	$233,415	$94,903	$94,047	$148,494	$140,838
Net loans charged-off (recovered)	29	148	1,018	1,517	(7)	(8)
Personnel expense	49,506	48,051	25,527	25,837	66,309	67,245
Non-personnel expense	29,613	28,183	29,949	31,399	26,972	27,021
Net income before taxes	141,575	139,983	24,746	22,122	40,749	32,726

Average loans	$19,894,391	$19,965,166	$2,304,939	$2,206,553	$2,275,378	$2,187,599
Average deposits	17,424,707	17,769,083	8,266,824	8,154,762	10,783,245	10,702,521
Assets under management or administration					$117,870,970	$113,956,563
Commercial Banking contributed $141.6 million to net income before taxes in the second quarter of 2025, an increase of $1.6 million over the first quarter of 2025. Combined net interest income and fee revenue was consistent with the prior quarter.Personnel expense increased $1.5 million due to higher regular and incentive compensation costs during the quarter. Non-personnel expense increased $1.4 million, largely due to increased costs related to ongoing projects. Other gains (losses), net, grew $5.7 million related to increased gains on merchant banking investments. Average loans were largely unchanged from the previous quarter. Average deposits declined $344 million, or 2%, to $17.4 billion.
Consumer Banking contributed $24.7 million to net income before taxes in the second quarter of 2025, an increase of $2.6 million over the prior quarter. Combined net interest income and fee revenue was largely unchanged from the first quarter of 2025. Other operating expenses decreased $1.8 million, primarily due to reduced operational losses combined with lower mortgage banking costs. Average loans increased $98 million, or 4%, to $2.3 billion. Average deposits increased $112 million, or 1%, to $8.3 billion.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Wealth Management contributed $40.7 million to net income before taxes in the second quarter of 2025, an increase of $8.0 million over the first quarter of 2025. Combined net interest income and fee revenue increased $7.7 million. Total revenue from trading activities increased $7.3 million, primarily driven by steady customer demand and higher seasonal mortgage origination volumes. Other operating expenses were consistent with the prior quarter. Average loans increased $88 million, or 4%, to $2.3 billion. Average deposits increased $81 million, or 1%, to $10.8 billion. Assets under management or administration were $117.9 billion, an increase of $3.9 billion, or 3%.

Conference Call & Webcast
The company will hold a conference call at noon Central time on Tuesday, July 22, 2025, to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at bokf.com. The conference call can also be accessed by dialing 1-800-715-9871 toll free, or 1-646-307-1963, conference ID: 6617678. A webcast replay will also be available shortly after the conclusion of the live call at bokf.com or by dialing 1-800-770-2030 and referencing replay PIN: 6617678.

About BOK Financial Corporation
BOK Financial Corporation is a $51 billion regional financial services company headquartered in Tulsa, Oklahoma with $118 billion in assets under management or administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; and BOK Financial Private Wealth, Inc. BOKF, NA's holdings include TransFund and Cavanal Hill Investment Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Nebraska, Wisconsin, Connecticut, and Tennessee. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of June 30, 2025 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial Corporation, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “outlook,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that acquisitions and growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These various forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in government, changes in governmental economic policy, including tariffs, changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial Corporation and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	June 30, 2025	Mar. 31, 2025
Assets
Cash and due from banks	$1,074,130	$990,358
Interest-bearing cash and cash equivalents	284,933	426,337
Trading securities	5,559,417	5,851,752
Investment securities, net of allowance	1,897,178	1,953,513
Available-for-sale securities	13,347,821	13,102,877
Fair value option securities	107,702	17,550
Restricted equity securities	294,359	315,192
Residential mortgage loans held for sale	101,437	79,664
Loans:
Commercial	14,384,182	14,403,431
Commercial real estate	5,521,441	5,163,536
Loans to individuals	4,386,588	4,123,521
Total loans	24,292,211	23,690,488
Allowance for loan losses	(277,049)	(278,594)
Loans, net of allowance	24,015,162	23,411,894
Premises and equipment, net	637,211	636,096
Receivables	299,327	261,696
Goodwill	1,044,749	1,044,749
Intangible assets, net	40,000	44,064
Mortgage servicing rights	334,644	342,111
Real estate and other repossessed assets, net	1,729	1,769
Derivative contracts, net	362,908	405,202
Cash surrender value of bank-owned life insurance	416,566	419,150
Receivable on unsettled securities sales	76,989	54,662
Other assets	1,101,815	1,113,553
Total assets	$50,998,077	$50,472,189

Liabilities
Deposits:
Demand	$7,998,761	$8,288,496
Interest-bearing transaction	25,843,923	25,662,030
Savings	853,757	864,719
Time	3,549,668	3,466,428
Total deposits	38,246,109	38,281,673
Funds purchased and repurchase agreements	682,051	851,875
Other borrowings	4,140,130	3,151,178
Subordinated debentures	—	131,186
Accrued interest, taxes, and expense	302,515	291,174
Due on unsettled securities purchases	964,580	1,335,251
Derivative contracts, net	285,417	180,001
Other liabilities	483,919	475,473
Total liabilities	45,104,721	44,697,811
Shareholders' equity
Capital, surplus and retained earnings	6,179,898	6,134,156
Accumulated other comprehensive loss	(289,010)	(362,343)
Total shareholders’ equity	5,890,888	5,771,813
Non-controlling interests	2,468	2,565
Total equity	5,893,356	5,774,378
Total liabilities and equity	$50,998,077	$50,472,189

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
AVERAGE BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended
(In thousands)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Assets
Interest-bearing cash and cash equivalents	$506,330	$564,014	$546,955	$531,811	$533,760
Trading securities	6,876,788	5,881,997	5,636,949	5,802,448	5,922,891
Investment securities, net of allowance	1,918,969	1,980,005	2,037,072	2,094,408	2,151,079
Available-for-sale securities	13,218,569	12,962,830	12,969,630	12,939,422	12,755,865
Fair value option securities	88,323	17,603	18,384	19,095	19,170
Restricted equity securities	390,191	348,266	338,236	410,800	453,303
Residential mortgage loans held for sale	86,543	63,365	87,353	95,742	81,371
Loans:
Commercial	14,315,695	14,633,090	14,973,929	15,076,308	15,516,238
Commercial real estate	5,495,152	5,245,867	5,039,535	5,257,842	5,048,704
Loans to individuals	4,365,702	4,189,270	4,011,080	3,970,734	3,820,211
Total loans	24,176,549	24,068,227	24,024,544	24,304,884	24,385,153
Allowance for loan losses	(278,191)	(279,983)	(283,685)	(287,227)	(283,246)
Loans, net of allowance	23,898,358	23,788,244	23,740,859	24,017,657	24,101,907
Total earning assets	46,984,071	45,606,324	45,375,438	45,911,383	46,019,346
Cash and due from banks	915,487	995,598	910,894	884,053	871,171
Derivative contracts, net	374,125	328,478	360,352	294,276	273,052
Cash surrender value of bank-owned life insurance	419,602	417,797	414,760	412,945	410,679
Receivable on unsettled securities sales	228,563	184,960	284,793	216,158	171,344
Other assets	3,365,104	3,453,746	3,268,949	3,438,220	3,449,607
Total assets	$52,286,952	$50,986,903	$50,615,186	$51,157,035	$51,195,199

Liabilities
Deposits:
Demand	$7,958,538	$8,156,069	$8,378,558	$8,273,656	$8,386,979
Interest-bearing transaction	25,859,336	25,859,733	24,992,464	23,986,697	23,006,204
Savings	853,062	844,875	818,210	820,980	832,704
Time	3,465,780	3,498,401	3,629,882	3,678,964	3,427,336
Total deposits	38,136,716	38,359,078	37,819,114	36,760,297	35,653,223
Funds purchased and repurchase agreements	782,039	935,716	1,076,400	1,016,688	1,838,323
Other borrowings	6,019,948	4,626,402	4,489,870	6,366,046	7,151,228
Subordinated debentures	99,846	131,188	131,185	131,155	131,156
Derivative contracts, net	359,616	237,035	417,026	466,271	380,942
Due on unsettled securities purchases	503,490	425,050	472,334	348,585	351,199
Other liabilities	591,496	611,762	630,957	618,187	539,485
Total liabilities	46,493,151	45,326,231	45,036,886	45,707,229	46,045,556
Total equity	5,793,801	5,660,672	5,578,300	5,449,806	5,149,643
Total liabilities and equity	$52,286,952	$50,986,903	$50,615,186	$51,157,035	$51,195,199

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
STATEMENTS OF EARNINGS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except share and per share data)	2025	2024	2025	2024
Interest revenue	$642,427	$671,817	$1,260,997	$1,317,029
Interest expense	314,261	375,796	616,580	727,436
Net interest income	328,166	296,021	644,417	589,593
Provision for credit losses	—	8,000	—	16,000
Net interest income after provision for credit losses	328,166	288,021	644,417	573,593
Other operating revenue:
Brokerage and trading revenue	38,125	53,017	69,193	112,196
Transaction card revenue	29,561	27,246	56,653	52,739
Fiduciary and asset management revenue	63,964	57,576	124,936	112,881
Deposit service charges and fees	31,319	29,572	61,594	58,257
Mortgage banking revenue	18,993	18,628	38,808	37,595
Other revenue	15,368	13,988	30,262	26,923
Total fees and commissions	197,330	200,027	381,446	400,591
Other gains (losses), net	8,140	57,375	7,415	61,644
Gain (loss) on derivatives, net	5,535	(1,091)	15,100	(9,724)
Gain (loss) on fair value option securities, net	1,112	(94)	1,437	(399)
Change in fair value of mortgage servicing rights	(5,019)	3,453	(12,259)	14,430
Gain (loss) on available-for-sale securities, net	—	34	—	(45,137)
Total other operating revenue	207,098	259,704	393,139	421,405
Other operating expense:
Personnel	214,711	191,090	428,896	393,743
Business promotion	9,139	8,250	17,957	16,228
Charitable contributions to BOKF Foundation	—	13,610	—	13,610
Professional fees and services	15,402	13,331	28,671	25,341
Net occupancy and equipment	32,657	30,245	65,649	60,538
FDIC and other insurance	6,439	7,317	13,026	16,057
FDIC special assessment	(523)	1,190	—	7,644
Data processing and communications	49,597	46,131	97,175	91,695
Printing, postage, and supplies	4,067	3,789	7,706	7,786
Amortization of intangible assets	2,656	2,898	5,308	5,901
Mortgage banking costs	6,711	8,532	14,400	14,887
Other expense	13,647	10,307	23,244	23,644
Total other operating expense	354,503	336,690	702,032	677,074

Net income before taxes	180,761	211,035	335,524	317,924
Federal and state income taxes	40,691	47,303	75,683	70,498

Net income	140,070	163,732	259,841	247,426
Net income attributable to non-controlling interests	52	19	46	10
Net income attributable to BOK Financial Corporation shareholders	$140,018	$163,713	$259,795	$247,416

Average shares outstanding:
Basic	63,208,027	63,714,204	63,376,857	64,002,154
Diluted	63,208,027	63,714,204	63,376,857	64,002,154

Net income per share:
Basic	$2.19	$2.54	$4.05	$3.83
Diluted	$2.19	$2.54	$4.05	$3.83

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
QUARTERLY EARNINGS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio, share, and per share data)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Interest revenue	$642,427	$618,570	$639,125	$680,310	$671,817
Interest expense	314,261	302,319	326,079	372,191	375,796
Net interest income	328,166	316,251	313,046	308,119	296,021
Provision for credit losses	—	—	—	2,000	8,000
Net interest income after provision for credit losses	328,166	316,251	313,046	306,119	288,021
Other operating revenue:
Brokerage and trading revenue	38,125	31,068	55,505	50,391	53,017
Transaction card revenue	29,561	27,092	27,631	28,495	27,246
Fiduciary and asset management revenue	63,964	60,972	60,595	57,384	57,576
Deposit service charges and fees	31,319	30,275	30,038	30,450	29,572
Mortgage banking revenue	18,993	19,815	18,140	18,372	18,628
Other revenue	15,368	14,894	15,029	17,402	13,988
Total fees and commissions	197,330	184,116	206,938	202,494	200,027
Other gains (losses), net	8,140	(725)	4,995	13,087	57,375
Gain (loss) on derivatives, net	5,535	9,565	(21,728)	8,991	(1,091)
Gain (loss) on fair value option securities, net	1,112	325	(621)	764	(94)
Change in fair value of mortgage servicing rights	(5,019)	(7,240)	20,460	(16,453)	3,453
Gain (loss) on available-for-sale securities, net	—	—	—	(691)	34
Total other operating revenue	207,098	186,041	210,044	208,192	259,704
Other operating expense:
Personnel	214,711	214,185	210,675	206,821	191,090
Business promotion	9,139	8,818	9,365	7,681	8,250
Charitable contributions to BOKF Foundation	—	—	—	—	13,610
Professional fees and services	15,402	13,269	15,175	13,405	13,331
Net occupancy and equipment	32,657	32,992	32,713	32,077	30,245
FDIC and other insurance	6,439	6,587	6,862	8,186	7,317
FDIC special assessment	(523)	523	(686)	(1,437)	1,190
Data processing and communications	49,597	47,578	48,024	47,554	46,131
Printing, postage, and supplies	4,067	3,639	3,699	3,594	3,789
Amortization of intangible assets	2,656	2,652	2,855	2,856	2,898
Mortgage banking costs	6,711	7,689	10,692	9,059	8,532
Other expense	13,647	9,597	8,282	11,229	10,307
Total other operating expense	354,503	347,529	347,656	341,025	336,690
Net income before taxes	180,761	154,763	175,434	173,286	211,035
Federal and state income taxes	40,691	34,992	39,280	33,313	47,303
Net income	140,070	119,771	136,154	139,973	163,732
Net income (loss) attributable to non-controlling interests	52	(6)	—	(26)	19
Net income attributable to BOK Financial Corporation shareholders	$140,018	$119,777	$136,154	$139,999	$163,713

Average shares outstanding:
Basic	63,208,027	63,547,510	63,491,458	63,489,581	63,714,204
Diluted	63,208,027	63,547,510	63,491,458	63,489,581	63,714,204
Net income per share:
Basic	$2.19	$1.86	$2.12	$2.18	$2.54
Diluted	$2.19	$1.86	$2.12	$2.18	$2.54

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
FINANCIAL HIGHLIGHTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio, share, and per share data)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Capital:
Period end shareholders' equity	$5,890,888	$5,771,813	$5,548,353	$5,612,443	$5,229,130
Risk-weighted assets	$37,629,433	$38,062,913	$38,315,722	$38,365,133	$39,405,794
Risk-based capital ratios:
Common equity Tier 1	13.59%	13.31%	13.03%	12.73%	12.10%
Tier 1	13.60%	13.31%	13.04%	12.74%	12.11%
Total capital	14.48%	14.54%	14.21%	13.91%	13.25%
Leverage ratio	9.88%	10.02%	9.97%	9.67%	9.39%
Tangible common equity ratio[1]	9.63%	9.48%	9.17%	9.22%	8.38%
Adjusted tangible common equity ratio[1]	9.40%	9.23%	8.86%	9.01%	8.06%

Common stock:
Book value per share	$92.61	$89.82	$86.53	$87.53	$81.54
Tangible book value per share	$75.56	$72.87	$69.51	$70.44	$64.41
Market value per share:
High	$104.15	$116.29	$121.58	$108.01	$96.41
Low	$85.08	$97.84	$99.93	$86.43	$85.02
Cash dividends paid	$36,256	$36,468	$36,421	$35,147	$35,288
Dividend payout ratio	25.89%	30.45%	26.75%	25.11%	21.55%
Shares outstanding, net	63,611,097	64,261,824	64,121,299	64,118,417	64,127,824
Stock buy-back program:
Shares repurchased	663,298	10,000	—	—	412,176
Amount	$62,341	$985	$—	$—	$37,253
Average price paid per share[2]	$93.99	$98.45	$—	$—	$90.38

Performance ratios (quarter annualized):
Return on average assets	1.07%	0.95%	1.07%	1.09%	1.29%
Return on average equity	9.70%	8.59%	9.71%	10.22%	12.79%
Return on average tangible common equity[1]	11.94%	10.63%	12.09%	12.80%	16.27%
Net interest margin	2.80%	2.78%	2.75%	2.68%	2.56%
Efficiency ratio[1]	65.42%	68.31%	65.61%	65.11%	59.83%

Other data:
Tax-equivalent interest	$2,574	$2,542	$2,466	$2,385	$2,196
Net unrealized loss on available-for-sale securities	$(276,678)	$(363,507)	$(537,335)	$(307,360)	$(649,236)

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio, share, and per share data)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Mortgage banking:
Mortgage production revenue	$1,707	$2,629	$1,282	$1,563	$2,369

Mortgage loans funded for sale	$219,154	$159,816	$208,300	$224,749	$240,038
Add: Current period end outstanding commitments	64,508	60,429	36,590	70,102	62,960
Less: Prior period end outstanding commitments	60,429	36,590	70,102	62,960	67,951
Total mortgage production volume	$223,233	$183,655	$174,788	$231,891	$235,047

Mortgage loan refinances to mortgage loans funded for sale	16%	12%	19%	11%	7%
Realized margin on funded mortgage loans	0.66%	0.91%	0.87%	0.93%	0.97%
Production revenue as a percentage of production volume	0.76%	1.43%	0.73%	0.67%	1.01%

Mortgage servicing revenue	$17,286	$17,186	$16,858	$16,809	$16,259
Average outstanding principal balance of mortgage loans serviced for others	$22,687,658	$23,089,324	$22,214,392	$22,203,787	$22,287,559
Average mortgage servicing revenue rates	0.31%	0.30%	0.30%	0.30%	0.29%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on derivatives, net	$5,230	$9,183	$(21,917)	$11,357	$(3,484)
Gain (loss) on fair value option securities, net	1,112	325	(621)	764	(94)
Gain (loss) on economic hedge of mortgage servicing rights	6,342	9,508	(22,538)	12,121	(3,578)
Change in fair value of mortgage servicing rights	(5,019)	(7,240)	20,460	(16,453)	3,453
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	1,323	2,268	(2,078)	(4,332)	(125)
Net interest income (expense) on fair value option securities[3]	229	(71)	(79)	(146)	(96)
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$1,552	$2,197	$(2,157)	$(4,478)	$(221)
1     See Reconciliation of Non-GAAP Measures following.
2     Excludes 1% excise tax on corporate stock repurchases.
3     Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio and share data)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Reconciliation of tangible common equity ratio and adjusted tangible common equity ratio:
Total shareholders' equity	$5,890,888	$5,771,813	$5,548,353	$5,612,443	$5,229,130
Less: Goodwill and intangible assets, net	1,084,749	1,088,813	1,091,537	1,095,954	1,098,777
Tangible common equity	4,806,139	4,683,000	4,456,816	4,516,489	4,130,353
Add: Unrealized loss on investment securities, net	(146,939)	(165,676)	(199,519)	(132,192)	(204,636)
Add: Tax effect on unrealized loss on investment securities, net	34,722	39,149	46,925	31,090	48,128
Adjusted tangible common equity	$4,693,922	$4,556,473	$4,304,222	$4,415,387	$3,973,845

Total assets	$50,998,077	$50,472,189	$49,685,892	$50,081,985	$50,403,457
Less: Goodwill and intangible assets, net	1,084,749	1,088,813	1,091,537	1,095,954	1,098,777
Tangible assets	$49,913,328	$49,383,376	$48,594,355	$48,986,031	$49,304,680

Tangible common equity ratio	9.63%	9.48%	9.17%	9.22%	8.38%
Adjusted tangible common equity ratio	9.40%	9.23%	8.86%	9.01%	8.06%

Reconciliation of return on average tangible common equity:
Total average shareholders' equity	$5,791,275	$5,658,082	$5,575,583	$5,446,998	$5,146,785
Less: Average goodwill and intangible assets, net	1,086,991	1,090,116	1,094,466	1,097,317	1,100,139
Average tangible common equity	$4,704,284	$4,567,966	$4,481,117	$4,349,681	$4,046,646

Net income attributable to BOK Financial Corporation shareholders	$140,018	$119,777	$136,154	$139,999	$163,713

Return on average tangible common equity	11.94%	10.63%	12.09%	12.80%	16.27%

Reconciliation of adjusted common equity Tier 1 ratio:
Common equity Tier 1 capital	$5,114,797	$5,065,362	$4,992,810	$4,884,551	$4,769,037
Add: Accumulated other comprehensive loss	(289,010)	(362,343)	(503,040)	(335,289)	(605,502)
Add: Unrealized loss on investment securities, net	(146,939)	(165,676)	(199,519)	(132,192)	(204,636)
Add: Tax effect on unrealized loss on investment securities, net	34,722	39,149	46,925	31,090	48,128
Adjusted common equity Tier 1 capital	$4,713,570	$4,576,492	$4,337,176	$4,448,160	$4,007,027

Risk-weighted assets	$37,629,433	$38,062,913	$38,315,722	$38,365,133	$39,405,794

Adjusted common equity Tier 1 ratio	12.53%	12.02%	11.32%	11.59%	10.17%

Reconciliation of pre-provision net revenue:
Net income before taxes	$180,761	$154,763	$175,434	$173,286	$211,035
Add: Provision for expected credit losses	—	—	—	2,000	8,000
Less: Net income (loss) attributable to non-controlling interests	52	(6)	—	(26)	19
Pre-provision net revenue	$180,709	$154,769	$175,434	$175,312	$219,016

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio and share data)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Calculation of efficiency ratio:
Total other operating expense	$354,503	$347,529	$347,656	$341,025	$336,690
Less: Amortization of intangible assets	2,656	2,652	2,855	2,856	2,898
Numerator for efficiency ratio	$351,847	$344,877	$344,801	$338,169	$333,792

Net interest income	$328,166	$316,251	$313,046	$308,119	$296,021
Add: Tax-equivalent adjustment	2,574	2,542	2,466	2,385	2,196
Tax-equivalent net interest income	330,740	318,793	315,512	310,504	298,217
Add: Total other operating revenue	207,098	186,041	210,044	208,192	259,704
Less: Gain (loss) on available-for-sale securities, net	—	—	—	(691)	34
Denominator for efficiency ratio	$537,838	$504,834	$525,556	$519,387	$557,887

Efficiency ratio	65.42%	68.31%	65.61%	65.11%	59.83%

Information on net interest income and net interest margin excluding trading activities:
Net interest income	$328,166	$316,251	$313,046	$308,119	$296,021
Less: Trading activities net interest income	16,138	15,174	4,648	3,751	(275)
Net interest income excluding trading activities	312,028	301,077	308,398	304,368	296,296
Add: Tax-equivalent adjustment	2,574	2,542	2,466	2,385	2,196
Tax-equivalent net interest income excluding trading activities	$314,602	$303,619	$310,864	$306,753	$298,492

Average interest-earning assets	$46,984,071	$45,606,324	$45,375,438	$45,911,383	$46,019,346
Less: Average trading activities interest-earning assets	6,876,788	5,881,997	5,636,949	5,802,448	5,922,891
Average interest-earning assets excluding trading activities	$40,107,283	$39,724,327	$39,738,489	$40,108,935	$40,096,455

Net interest margin on average interest-earning assets	2.80%	2.78%	2.75%	2.68%	2.56%
Net interest margin on average trading activities interest-earning assets	0.93%	0.98%	0.36%	0.29%	(0.05)%
Net interest margin on average interest-earning assets excluding trading activities	3.12%	3.05%	3.09%	3.02%	2.94%

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

Year Ended
(In thousands, except ratios)	December 31, 2024
Calculation of efficiency ratio and efficiency ratio excluding discrete items:
Total other operating expense	$1,365,755
Less: Amortization of intangible assets	11,612
Numerator for efficiency ratio	1,354,143
Less: FDIC special assessment	5,521
Less: Contribution of converted Visa shares to BOKF Foundation	10,000
Adjusted numerator for efficiency ratio	$1,338,622

Net interest income	$1,210,758
Add: Tax-equivalent adjustment	9,147
Tax-equivalent net interest income	1,219,905
Total other operating revenue	839,641
Less: Gain (loss) on available-for-sale securities, net	(45,828)
Denominator for efficiency ratio	2,105,374
Less: Gain on converted Visa shares	56,877
Adjusted denominator for efficiency ratio	$2,048,497

Efficiency ratio	64.32%
Efficiency ratio excluding discrete items	65.35%

Explanation of Non-GAAP Measures
The tangible common equity ratio and return on average tangible common equity are primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities, less intangible assets and equity that does not benefit common shareholders. The adjusted tangible common equity ratio also includes unrealized gains and losses on the investment portfolio. These measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from shareholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income in shareholders' equity.
The adjusted common equity Tier 1 ratio includes accumulated other comprehensive loss and unrealized gains and losses on the investment portfolio. This measure is a valuable indicator of a financial institution’s capital strength and retains the effect of unrealized losses on securities and other components of accumulated other comprehensive income in shareholders’ equity.
Pre-provision net revenue is a measure of revenue less expenses and is calculated before provision for credit losses and income tax expense. This financial measure is frequently used by investors and analysts and enables them to assess a company's ability to generate earnings to cover credit losses through a credit cycle. It also provides an additional basis for comparing the results of operations between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.
The efficiency ratio measures the company's ability to use its assets and manage its liabilities effectively in the current period.
Net interest income and net interest margin excluding trading activities removes the effect of trading activities on these metrics allowing management and investors to assess the performance of the company's core lending and deposit activities without the associated volatility from trading activities.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Commercial:
Healthcare	$3,808,936	$3,789,446	$3,967,533	$4,149,069	$4,231,058
Services	3,658,807	3,704,834	3,643,203	3,573,670	3,577,144
Energy	2,734,713	2,860,330	3,254,724	3,126,635	3,451,485
General business	4,181,726	4,048,821	4,164,676	4,028,548	4,363,722
Total commercial	14,384,182	14,403,431	15,030,136	14,877,922	15,623,409

Commercial real estate:
Multifamily	2,473,365	2,336,312	2,237,064	2,109,445	1,997,282
Industrial	1,304,211	1,163,089	1,127,867	1,270,928	1,214,991
Office	690,086	704,688	755,838	815,966	876,897
Retail	592,043	497,579	485,926	521,874	547,706
Residential construction and land development	105,701	105,190	109,120	105,048	88,252
Other commercial real estate	356,035	356,678	342,637	365,394	358,447
Total commercial real estate	5,521,441	5,163,536	5,058,452	5,188,655	5,083,575

Loans to individuals:
Residential mortgage	2,610,681	2,471,345	2,436,958	2,370,293	2,281,226
Residential mortgages guaranteed by U.S. government agencies	148,453	133,453	136,649	127,747	131,825
Personal	1,627,454	1,518,723	1,452,529	1,420,444	1,433,546
Total loans to individuals	4,386,588	4,123,521	4,026,136	3,918,484	3,846,597

Total	$24,292,211	$23,690,488	$24,114,724	$23,985,061	$24,553,581

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS MANAGED BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Texas:
Commercial	$6,893,246	$6,953,714	$7,411,416	$7,437,800	$7,879,143
Commercial real estate	1,997,598	1,864,345	1,731,281	1,816,276	1,754,087
Loans to individuals	996,341	929,825	918,994	880,213	908,920
Total Texas	9,887,185	9,747,884	10,061,691	10,134,289	10,542,150

Oklahoma:
Commercial	3,455,696	3,380,680	3,585,592	3,440,385	3,619,136
Commercial real estate	512,075	521,992	513,101	557,025	556,971
Loans to individuals	2,725,320	2,548,549	2,440,874	2,367,725	2,273,240
Total Oklahoma	6,693,091	6,451,221	6,539,567	6,365,135	6,449,347

Colorado:
Commercial	2,185,658	2,246,388	2,188,324	2,175,540	2,220,887
Commercial real estate	791,171	706,154	759,168	835,478	806,522
Loans to individuals	217,088	210,531	213,768	216,938	217,990
Total Colorado	3,193,917	3,163,073	3,161,260	3,227,956	3,245,399

Arizona:
Commercial	1,166,745	1,115,085	1,082,829	1,064,380	1,104,875
Commercial real estate	1,165,927	1,084,967	1,098,174	1,115,928	1,045,837
Loans to individuals	226,727	218,093	215,531	218,340	208,419
Total Arizona	2,559,399	2,418,145	2,396,534	2,398,648	2,359,131

Kansas/Missouri:
Commercial	303,692	298,410	305,957	306,370	336,232
Commercial real estate	556,390	533,335	515,511	438,424	482,249
Loans to individuals	155,154	147,651	164,638	158,524	157,750
Total Kansas/Missouri	1,015,236	979,396	986,106	903,318	976,231

New Mexico:
Commercial	282,918	324,321	325,246	324,605	318,711
Commercial real estate	443,516	381,775	402,217	386,037	367,678
Loans to individuals	55,714	57,926	60,703	64,511	67,747
Total New Mexico	782,148	764,022	788,166	775,153	754,136

Arkansas:
Commercial	96,227	84,833	130,772	128,842	144,425
Commercial real estate	54,764	70,968	39,000	39,487	70,231
Loans to individuals	10,244	10,946	11,628	12,233	12,531
Total Arkansas	161,235	166,747	181,400	180,562	227,187

Total BOK Financial	$24,292,211	$23,690,488	$24,114,724	$23,985,061	$24,553,581
Loans attributed to a principal market may not always represent the location of the borrower or the collateral.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
DEPOSITS BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Oklahoma:
Demand	$3,589,146	$3,629,708	$3,618,771	$3,491,996	$3,721,009
Interest-bearing:
Transaction	13,537,068	13,891,707	13,352,732	12,474,626	12,115,793
Savings	521,734	525,424	497,443	490,957	496,289
Time	2,166,094	2,089,744	2,138,620	2,462,463	2,157,778
Total interest-bearing	16,224,896	16,506,875	15,988,795	15,428,046	14,769,860
Total Oklahoma	19,814,042	20,136,583	19,607,566	18,920,042	18,490,869

Texas:
Demand	2,082,652	2,187,903	2,216,393	2,228,690	2,448,433
Interest-bearing:
Transaction	6,203,081	5,925,285	6,205,605	6,191,794	5,425,670
Savings	155,027	155,777	154,112	152,392	150,812
Time	638,657	633,538	646,490	648,796	626,724
Total interest-bearing	6,996,765	6,714,600	7,006,207	6,992,982	6,203,206
Total Texas	9,079,417	8,902,503	9,222,600	9,221,672	8,651,639

Colorado:
Demand	1,040,223	1,082,304	1,159,076	1,195,637	1,244,848
Interest-bearing:
Transaction	1,989,284	1,988,258	2,089,475	1,935,685	1,921,671
Savings	55,326	58,318	59,244	56,275	61,184
Time	278,914	274,235	280,081	279,887	261,237
Total interest-bearing	2,323,524	2,320,811	2,428,800	2,271,847	2,244,092
Total Colorado	3,363,747	3,403,115	3,587,876	3,467,484	3,488,940

New Mexico:
Demand	609,205	631,950	659,234	628,594	661,677
Interest-bearing:
Transaction	1,416,741	1,283,998	1,305,044	1,275,502	1,323,750
Savings	94,930	96,969	90,580	90,867	92,910
Time	340,946	344,827	347,443	336,830	314,133
Total interest-bearing	1,852,617	1,725,794	1,743,067	1,703,199	1,730,793
Total New Mexico	2,461,822	2,357,744	2,402,301	2,331,793	2,392,470

Arizona:
Demand	385,442	451,085	418,587	435,553	448,587
Interest-bearing:
Transaction	1,467,509	1,312,979	1,277,494	1,237,811	1,227,895
Savings	10,536	11,125	12,336	11,228	11,542
Time	72,041	70,758	70,390	59,508	56,102
Total interest-bearing	1,550,086	1,394,862	1,360,220	1,308,547	1,295,539
Total Arizona	1,935,528	1,845,947	1,778,807	1,744,100	1,744,126

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

(In thousands)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Kansas/Missouri:
Demand	269,408	279,808	277,440	255,950	291,045
Interest-bearing:
Transaction	1,169,161	1,202,107	1,169,541	1,134,544	1,040,114
Savings	13,719	14,504	12,158	11,896	14,998
Time	35,768	36,307	37,210	35,316	32,921
Total interest-bearing	1,218,648	1,252,918	1,218,909	1,181,756	1,088,033
Total Kansas/Missouri	1,488,056	1,532,726	1,496,349	1,437,706	1,379,078

Arkansas:
Demand	22,685	25,738	22,396	23,824	24,579
Interest-bearing:
Transaction	61,079	57,696	55,215	62,249	52,149
Savings	2,485	2,602	2,944	3,092	2,754
Time	17,248	17,019	15,176	15,156	15,040
Total interest-bearing	80,812	77,317	73,335	80,497	69,943
Total Arkansas	103,497	103,055	95,731	104,321	94,522

Total BOK Financial	$38,246,109	$38,281,673	$38,191,230	$37,227,118	$36,241,644

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
NET INTEREST MARGIN TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Tax-equivalent asset yields
Interest-bearing cash and cash equivalents	4.46%	4.48%	4.60%	5.33%	5.86%
Trading securities	5.05%	5.07%	4.90%	5.36%	5.06%
Investment securities, net of allowance	1.41%	1.42%	1.42%	1.41%	1.41%
Available-for-sale securities	3.89%	3.82%	3.82%	3.76%	3.71%
Fair value option securities	5.90%	3.72%	3.70%	3.69%	3.68%
Restricted equity securities	7.73%	7.51%	7.60%	8.20%	8.11%
Residential mortgage loans held for sale	6.13%	6.03%	5.85%	6.15%	6.50%
Loans	6.71%	6.71%	7.01%	7.47%	7.41%
Allowance for loan losses
Loans, net of allowance	6.79%	6.79%	7.10%	7.55%	7.49%
Total tax-equivalent yield on earning assets	5.47%	5.45%	5.59%	5.89%	5.80%

Cost of interest-bearing liabilities:
Interest-bearing deposits:
Transaction	3.17%	3.21%	3.42%	3.78%	3.76%
Savings	0.54%	0.56%	0.59%	0.60%	0.58%
Time	3.83%	4.10%	4.56%	4.56%	4.51%
Total interest-bearing deposits	3.17%	3.24%	3.48%	3.79%	3.76%
Funds purchased and repurchase agreements	3.50%	3.05%	3.78%	3.89%	4.28%
Other borrowings	4.49%	4.57%	4.95%	5.55%	5.58%
Subordinated debt	6.38%	6.44%	6.80%	7.15%	7.07%
Total cost of interest-bearing liabilities	3.40%	3.42%	3.69%	4.11%	4.15%
Tax-equivalent net interest spread	2.07%	2.03%	1.90%	1.78%	1.65%
Effect of noninterest-bearing funding sources and other	0.73%	0.75%	0.85%	0.90%	0.91%
Tax-equivalent net interest margin	2.80%	2.78%	2.75%	2.68%	2.56%
Yield calculations are shown on a tax-equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
CREDIT QUALITY INDICATORS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratios)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Nonperforming assets:
Nonaccruing loans:
Commercial:
Energy	$40	$49	$49	$28,986	$28,668
Healthcare	28,743	29,253	13,717	15,927	20,845
Services	11,329	13,662	767	1,425	3,165
General business	45	103	114	5,334	5,756
Total commercial	40,157	43,067	14,647	51,672	58,434

Commercial real estate	6,925	13,125	9,905	12,364	12,883

Loans to individuals:
Permanent mortgage	20,654	20,502	15,261	13,688	12,627
Permanent mortgage guaranteed by U.S. government agencies	6,978	6,786	6,803	6,520	6,617
Personal	4,613	40	109	71	122
Total loans to individuals	32,245	27,328	22,173	20,279	19,366

Total nonaccruing loans	79,327	83,520	46,725	84,315	90,683
Real estate and other repossessed assets	1,729	1,769	2,254	2,625	2,334
Total nonperforming assets	$81,056	$85,289	$48,979	$86,940	$93,017

Total nonperforming assets excluding those guaranteed by U.S. government agencies	$74,078	$78,503	$42,176	$80,420	$86,400

Accruing loans 90 days past due[1]	$1,388	$3,258	$—	$597	$2,962

Gross charge-offs	$1,313	$2,291	$1,339	$2,496	$7,940
Recoveries	(752)	(1,186)	(811)	(2,550)	(995)
Net charge-offs (recoveries)	$561	$1,105	$528	$(54)	$6,945

Provision for loan losses	$(984)	$(336)	$(3,893)	$(3,424)	$13,148
Provision for credit losses from off-balance sheet unfunded loan commitments	904	448	3,874	5,430	(4,983)
Provision for expected credit losses from mortgage banking activities	77	(82)	30	47	(153)
Provision for credit losses related to held-to-maturity (investment) securities portfolio	3	(30)	(11)	(53)	(12)
Total provision for credit losses	$—	$—	$—	$2,000	$8,000

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratios)	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024

Allowance for loan losses to period end loans	1.14%	1.18%	1.16%	1.19%	1.17%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to period end loans	1.36%	1.40%	1.38%	1.39%	1.34%
Nonperforming assets to period end loans and repossessed assets	0.33%	0.36%	0.20%	0.36%	0.38%
Net charge-offs (annualized) to average loans	0.01%	0.02%	0.01%	—%	0.11%
Allowance for loan losses to nonaccruing loans[1]	382.93%	363.06%	701.46%	365.65%	342.38%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to nonaccruing loans[1]	456.18%	430.95%	830.81%	427.05%	392.74%
1    Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
SEGMENTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended			2Q25 vs 1Q25		2Q25 vs 2Q24

(Dollars in thousands, except ratios)	June 30, 2025	Mar. 31, 2025	June 30, 2024	Change	% Change	Change	% Change
Commercial Banking:
Net interest income	$175,826	$178,258	$203,756	$(2,432)	(1.4)%	$(27,930)	(13.7)%
Fees and commissions revenue	58,400	55,157	53,720	3,243	5.9%	4,680	8.7%
Combined net interest income and fee revenue	234,226	233,415	257,476	811	0.3%	(23,250)	(9.0)%
Other operating expense	79,119	76,234	76,114	2,885	3.8%	3,005	3.9%
Corporate allocations	19,535	17,414	17,381	2,121	12.2%	2,154	12.4%
Net income before taxes	141,575	139,983	158,831	1,592	1.1%	(17,256)	(10.9)%

Average assets	$21,318,236	$21,400,745	$21,960,479	$(82,509)	(0.4)%	$(642,243)	(2.9)%
Average loans	19,894,391	19,965,166	20,403,837	(70,775)	(0.4)%	(509,446)	(2.5)%
Average deposits	17,424,707	17,769,083	16,189,003	(344,376)	(1.9)%	1,235,704	7.6%

Consumer Banking:
Net interest income	$58,114	$57,252	$65,164	$862	1.5%	$(7,050)	(10.8)%
Fees and commissions revenue	36,789	36,795	36,252	(6)	—%	537	1.5%
Combined net interest income and fee revenue	94,903	94,047	101,416	856	0.9%	(6,513)	(6.4)%
Other operating expense	55,476	57,236	55,128	(1,760)	(3.1)%	348	0.6%
Corporate allocations	15,039	15,435	13,392	(396)	(2.6)%	1,647	12.3%
Net income before taxes	24,746	22,122	31,534	2,624	11.9%	(6,788)	(21.5)%

Average assets	$8,310,875	$8,201,821	$8,107,505	$109,054	1.3%	$203,370	2.5%
Average loans	2,304,939	2,206,553	1,975,106	98,386	4.5%	329,833	16.7%
Average deposits	8,266,824	8,154,762	8,073,782	112,062	1.4%	193,042	2.4%

Wealth Management:
Net interest income	$44,844	$44,502	$29,501	$342	0.8%	$15,343	52.0%
Fees and commissions revenue	103,650	96,336	113,208	7,314	7.6%	(9,558)	(8.4)%
Combined net interest income and fee revenue	148,494	140,838	142,709	7,656	5.4%	5,785	4.1%
Other operating expense	93,281	94,266	90,214	(985)	(1.0)%	3,067	3.4%
Corporate allocations	14,471	13,854	16,484	617	4.5%	(2,013)	(12.2)%
Net income before taxes	40,749	32,726	36,011	8,023	24.5%	4,738	13.2%

Average assets	$11,571,187	$11,367,435	$11,239,910	$203,752	1.8%	$331,277	2.9%
Average loans	2,275,378	2,187,599	2,199,747	87,779	4.0%	75,631	3.4%
Average deposits	10,783,245	10,702,521	9,551,307	80,724	0.8%	1,231,938	12.9%
Fiduciary assets	71,057,135	68,059,837	61,917,694	2,997,298	4.4%	9,139,441	14.8%
Assets under management or administration	117,870,970	113,956,563	107,477,030	3,914,407	3.4%	10,393,940	9.7%
Certain prior period amounts have been reclassified to conform to current period presentation.